Exhibit 10.10

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

STEMCO BIOMEDICAL, INC.

PREFERRED STOCK PURCHASE WARRANT

This Preferred Stock Purchase Warrant (the “Warrant”) is issued as of this the 23rd day of December 2002, by STEMCO BIOMEDICAL, INC., a Delaware corporation (the “Company”), to                             , or permitted assigns (the “Holder”).

1. Issuance of Warrant; Term; Price.

1.1. Issuance. Concurrently herewith, the Holder is making a loan to the Company in the amount of $                     (the “Loan”). The Loan is evidenced by a Secured Convertible Promissory Note dated as of the date hereof, in the original principal amount of $                    , payable to the order of the Holder, by the Company (together with any and all extensions, replacements and renewals thereof, the “Note”). In consideration of the funding of the Loan, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase a number of shares of the capital stock of the Company issuable in the Equity Financing (as defined in the Note and Warrant Purchase Agreement among the Company, the Holder and the Purchasers listed therein, dated December 23, 2002 (the “Purchase Agreement”) (since such shares are expected to be designated Series B Preferred Stock, such stock is referred to herein as the “Series B Preferred Stock”), equal to 25% of the Loan amount, divided by the price per share of the Series B Preferred Stock issued in such Equity Financing (the “New Securities Price”). Notwithstanding the foregoing, if either (a) the closing for an Equity Financing has not occurred on or before January 31, 2003, or (b) a transaction or series of related transactions resulting in any of the following occurs or is consummated: (A) a merger, consolidation, sale of or reorganization as a result of which stockholders of the Company immediately prior to such merger, consolidation, sale or reorganization possess a minority of the voting power of the acquiring, surviving or successor entity immediately following such merger, consolidation, sale or reorganization; (B) a sale, lease, transfer or exchange, directly or indirectly, of all or substantially all of the property and assets of the Company; or (C) the transfer of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company (each, an “Acquisition Event”), then the Holder shall have the right to purchase, at its option, a number of shares of Series A Preferred Stock of the Company equal to 25% of the Loan amount, divided by $1.00 per share, as adjusted for stock splits, stock dividends, recapitalizations and similar events with respect to the Series A Preferred Stock (the “Series A Price”). The shares of securities for which this Warrant may be exercisable from time to time shall be referred to therein as the “Warrant Stock”.

1.2 Exercisability. This Warrant shall become exercisable for Warrant Stock upon the date of the earliest to occur of: (a) the closing of the next Equity Financing; (b) January 31, 2003, or (c) the consummation of an Acquisition Event. If this Warrant shall become exercisable for the Warrant Stock prior to January 31, 2003 for any reason other than as set forth in clause (a) above, then this Warrant shall be exercisable for a number of shares of Series A Preferred Stock of the Company equal to 25% of the principal Loan amount, divided by the Series A Price.

1.3 Term. The shares of Warrant Stock issuable upon exercise of this Warrant are hereinafter referred to as the “Shares.” This Warrant shall be exercisable at any time and from time to time in whole or in part from the dates set forth in Section 1.2 above herein until the date ten (10) years from the issue date of this Warrant referenced above.

1.4 Exercise Price. Subject to adjustment as hereinafter provided, the exercise price (the “Warrant Price”) per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be equal to: (a) the New Securities Price if the Warrant is exercised for Series B Preferred Stock of the Company, or (b) the Series A Price if the Warrant is exercised for Series A Preferred Stock of the Company.

2. Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, and the Company agrees to provide ten (10) days written notice upon the happening of certain events, as follows.

2.1. Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof the holders of the Series A Preferred Stock or the Series B Preferred Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution (except for distributions specifically provided for below in Section 2.3) then, and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of such stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2.

2.2. Reclassification or Reorganization Adjustment. In case of any changes in the class or kind of securities issuable upon exercise of this Warrant or any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, then and in each such case the Company shall give the holder of this Warrant at least twenty (20) days notice of the proposed effective date of such transaction, and the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, and the Warrant Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

2.3. Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall split, subdivide or otherwise change its outstanding shares of any securities receivable upon exercise of this Warrant into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of any securities receivable upon exercise of this Warrant shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased, all subject to further adjustment as provided in this Section 2.

2.4. Conversion or Redemption of Warrant Stock. If at the time of any exercise of this Warrant there are no other shares of shares of Warrant Stock that would otherwise be receivable upon exercise of this Warrant (such shares having been converted or redeemed), this Warrant shall be exercisable for Common Stock in the same amounts, for the same prices and on the same terms, as though the Warrant had been exercised for shares of the Warrant Stock and immediately converted into shares of Common Stock.

2.5 Other Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against impairment.

3. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

4. No Stockholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a stockholder of the Company until the holder has exercised this Warrant in accordance with Section 6 or Section 7 hereof.

5. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Warrant Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the certificate representing the Shares or other securities in respect of which this Warrant has been exercised, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares or other securities purchasable under this Warrant, which new warrant shall, in all other respects, be identical to this Warrant.

7. Net Issue Election.

7.1. Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the “Conversion Right”) into shares of Common Stock or Warrant Stock as provided in this Section 7. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Common Stock or Warrant Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 7.2 hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share of Warrant Stock on the Conversion Date (as herein defined). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as herein defined).

7.2. Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection 7.1 hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon such surrender of this Warrant (the “Conversion Date”). Certificates for the shares of Common Stock or Warrant Stock issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under Section 2) shall be issued as of the Conversion Date and shall be delivered to the Holder immediately following the Conversion Date, or, if requested at the time of surrender of this Warrant, held for pick-up by the Holder at the Company’s principal office.

7.3. Determination of Fair Market Value. For purposes of this Section 7, fair market value (the “Market Price”) of a share of Common Stock or Warrant Stock as of a particular date (the “Determination Date”) shall mean the average of the closing prices of such security’s sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the last sale prices quoted in the Nasdaq System, or if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five (5) days consisting of the day prior to the day as of which “Market Price” is being determined and the five (5) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the “Market Price” shall be the fair value thereof as determined in good faith by the Company’s Board of Directors.

8. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

9. Notice of Proposed Transfers. This Warrant is transferable by the Holder hereof subject to compliance with this Section 9. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act and any applicable state securities laws, or (ii) a “no action” letter from the Securities Exchange Commission (the “Commission”) to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

10. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11. Miscellaneous. This Warrant shall be governed by the laws of the State of North Carolina. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be given in writing and shall be deemed effectively given as provided in the Purchase Agreement.

12. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of a Holder) that may be imposed in respect of the issuance or delivery of the Shares or any portion thereof.

13. Amendment. Any term of this Warrant may be amended or waived with the written consent of the Company and the holders of Warrants representing a majority of the shares of Warrant Stock issuable upon exercise of the then outstanding unexercised warrants issued under the Purchase Agreement (the “Bridge Warrants”); provided, however, that any such amendment or waiver that disproportionately affects any of the holders of the then outstanding unexercised Bridge Warrants shall require the written consent of all such holders. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each holder of any Bridge Warrant, each future holder of all such Bridge Warrants and the Company, and the Company shall promptly give notice to all holders of outstanding Bridge Warrants of any amendment or waiver effected in accordance with this Section 13.

14. Remedies. In the event of any default or threatened default by the Company in the performance of or observance with any of the terms of this Warrant, it is agreed that remedies at law are not and will not be adequate for the Holder and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. Facsimile Signature. This Warrant may be executed by the Company in facsimile form and upon receipt by the Holder of such faxed executed copy of this Warrant, this Warrant shall be binding upon and enforceable against the Company in accordance with its terms. The Company shall promptly forward to the Holder an original of the facsimile signed copy of this Warrant previously delivered to Holder.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned officer of the Company has set his hands as of the date first above written.

STEMCO BIOMEDICAL, INC.

By:
Jonathan M. Lawrie, President and CEO

ALDAGEN, INC.

SERIES B WARRANTS

The Series B Preferred Stock Purchase Warrants represented by this form are substantially identical in all material respects except as to the details below. Accordingly, pursuant to Instruction 2 to Item 601(b) of Regulation S-K, we have filed the form of warrant herewith.

Name	Number of Exercise Shares	Amount of Loan & Note
Harbinger/Aurora QP Venture Fund, L.L.C	36,950	$147,800.00
Harbinger/ Aurora Venture Fund, L.L.C	25,550	102,200.00
Intersouth Affiliates V, L.P.	5,464	21,857.00
Intersouth Partners V, L.P.	119,536	478,143.00

FIRST AMENDMENT TO

PREFERRED STOCK PURCHASE WARRANT

THIS FIRST AMENDMENT TO STOCK PURCHASE WARRANT (the “First Amendment”) is entered into as of March 4, 2003, by and among StemCo Biomedical, Inc. a Delaware corporation (the “Company”), and                     .

WHEREAS, the Company issued to                      a Preferred Stock Purchase Warrant, dated as of December 23, 2002, a copy of which is attached as Exhibit A (the “Warrant”); and

WHEREAS, the Warrant provided that it was exercisable into Series A Preferred Stock of the Company upon certain occurrences, including if an Equity Financing (as defined therein) had not occurred on or before January 31, 2003; and

WHEREAS, an Equity Financing did not occur on or before January 31, 2003, but is expected to occur as of the date hereof; and

WHEREAS, the Company and                      agree that, if an Equity Financing occurs by March 7, 2003, the Warrant will be exercisable into Series B Preferred Stock of the Company and that the Warrant will not be exercisable into Series A Preferred Stock; and

WHEREAS, pursuant to Section 13 of the Warrant, the Company and                      desire to amend and modify the Warrant in the manner and to the extent set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions set forth in this First Amendment, the Company and                      agree as follows:

1. Defined Terms. Terms that are used herein with initial capital letters and that are not otherwise defined shall have the meanings given to them in the Warrant.

2. Amendment of Entire Warrant. The date “January 31, 2003” shall be deleted wherever it appears in the Warrant, substituting in lieu thereof the date “March 7, 2003”.

3. Effect of First Amendment. The provisions of the Warrant are amended and modified by the provisions of this First Amendment. If any provisions of the Warrant are materially different from or inconsistent with any of the provisions of this First Amendment, the provisions of this First Amendment shall control, and the provisions of the Warrant shall, to the extent of such difference or inconsistency, be deemed to be amended and modified.

4. Single Agreement. This First Amendment and the Warrant, as amended and modified by the provisions of this First Amendment, shall constitute and be construed as a single agreement.